EXHIBIT 99.1
Lennox International announces record sales, net income and EPS for full-year 2006;
fourth quarter adjusted EPS of $0.46; expects EPS of $2.50 to $2.60 in 2007
     (DALLAS — February 8, 2007) — Lennox International Inc. (NYSE: LII) today announced results for fourth quarter and full-year 2006. “Despite a year of numerous challenges, Lennox International achieved record sales and profitability in 2006,” said Bob Schjerven, chief executive officer. “We successfully managed commodity price increases, the transition to a new 13 SEER energy efficiency standard for residential air conditioning, a downturn in housing starts, and unfavorable heating season weather to chart the best financial performance in our 112-year history.”
     Sales for full-year 2006 increased 9% to $3.7 billion, with all business segments contributing to the growth. Net income was $166 million, or $2.26 per diluted share. For full-year 2006, adjusted income from continuing operations, a non-GAAP measure, was $160 million, or $2.18 per diluted share — a 19% increase over the $1.83 per share earned from adjusted income from continuing operations in 2005. A description and reconciliation of this measure to net income are provided in the attached table.
     The company generated $200 million in cash from operations and invested $74 million in capital expenditures, resulting in full-year free cash flow of $126 million. LII used $156 million to repurchase almost six million shares of common stock in 2006, including $32 million in the fourth quarter. The company ended the year with a total debt to capitalization ratio of 12%, despite an approximate $24 million reduction in equity resulting primarily from the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”.
     Unseasonably warm winter weather and the decline in residential new construction contributed to lower demand in the fourth quarter. Fourth quarter sales decreased 1% to $862 million and net income was $41 million, or $0.58 per share. Adjusted income from continuing operations was $33 million or $0.46 per share, compared to adjusted income from continuing operations of $34 million, or $0.46 per share, in the previous year’s fourth quarter.
     Fourth quarter results include a pre-tax loss of $2 million related to futures contracts for copper and aluminum. This amount consists of $14 million in pre-tax gains on contracts that settled in the fourth quarter, and a $16 million pre-tax loss primarily reflecting net unrealized losses on open contracts that were marked to market and the offset for net unrealized gains recorded in prior periods for contracts that settled in the fourth quarter. In addition, the company recorded net tax benefits totaling $18 million related to the release of tax contingency reserves established in prior years and the revaluation of deferred tax asset valuation allowances. These tax benefits were excluded from adjusted results.
     Fourth quarter and full-year 2006 financial statements reflect the adoption of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). In accordance with SAB No. 108, the Company reduced retained earnings for 2006 by $12 million and increased net income for the second quarter of 2006 by $4 million to reflect understatements in product warranty reserves caused by misstatements that occurred in prior years, primarily for products no longer in production. The resulting adjustments do not affect previously reported cash flows from operations and the impact on prior years’ results was concluded to be immaterial. Adjusted quarterly financial statements for 2006 are included with this release.
2007 Outlook
     “Lennox International has established a positive earnings trend and we have opportunities in each of our businesses that will allow us to continue to grow and build shareholder value in 2007,” said Schjerven. “We expect a 6% to 8% increase in LII’s total revenue and an improvement of 50 basis points or more in the company’s segment profit margin, resulting in 2007 earnings per share in the range of $2.50 to $2.60.”

     The company also reported a slow start to the year, particularly those businesses exposed to residential end markets, and consequently expects that first quarter earnings in 2007 could be below the prior year.
Fourth Quarter Segment Performance
     Residential Heating & Cooling segment revenue decreased 11% during the quarter to $394 million. Industry unit volumes of heating and cooling equipment declined by an estimated 37%, as last year’s fourth quarter received a significant boost from 13 SEER pre-buy activity making year-over-year comparisons difficult. Segment profit decreased to $43 million from $53 million last year due primarily to lower volume. Price improvement more than offset commodities cost increases during the quarter.
     Commercial Heating & Cooling segment revenue grew 17% to $190 million. Profit doubled from $10 million in 2005 to $20 million. Sales and profitability improved in both North America and Europe, with price improvement more than offsetting material cost increases. Profitability improvement in Europe was due to strong volume growth and lower freight costs.
     Service Experts segment sales decreased 3% to $161 million, but segment profit increased 32% to $8 million from $6 million in the previous year. Lower insurance costs resulting from an emphasis on safety programs and lower advertising expenses drove the improvement.
     Refrigeration segment revenue rose 13% to $134 million, led by strong sales growth in the company’s international markets. Segment profit decreased to $12 million from $13 million in the previous year, primarily due to an increased environmental reserve accrual in South America.
Conference Call
     Lennox International will hold a conference call to discuss financial results for the fourth quarter and full-year 2006 on Thursday, February 8, at 9:30 a.m. (CST). All interested parties are invited to listen as Bob Schjerven, CEO, and Sue Carter, CFO, comment on the company’s operating results.
     To listen, please call the conference call line at 612-234-9959 ten minutes prior to the scheduled start time and use reservation number 860925. The number of connections for this call is limited. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
     If you are unable to participate in this conference call, a replay will be available from 3:00 p.m. February 8 through February 15 by dialing 800-475-6701, access code 860925. This call will also be archived on the company’s web site.
     Operating in over 100 countries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII”. Additional information is available at: http://www.lennoxinternational.com or by contacting Bill Moltner, vice president, investor relations, at 972-497-6670.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties including the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, and the impact of unfavorable weather and a decline in new construction activity on the demand for products and services, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Twelve Months Ended December 31, 2006 and 2005
(In millions, except per share data)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)
NET SALES	$862.4	$870.6	$3,671.1	$3,366.2
COST OF GOODS SOLD	594.2	585.0	2,515.9	2,258.2

Gross Profit	268.2	285.6	1,155.2	1,108.0
OPERATING EXPENSES:
Selling, general and administrative expenses	232.5	245.2	973.2	916.6
(Gains), losses and other expenses, net	1.7	(18.8)	(45.7)	(50.2)
Restructuring charges	0.1	—	13.3	2.4
Equity in earnings of unconsolidated affiliates	(0.5)	(2.2)	(8.0)	(14.2)

Operational income from continuing operations	34.4	61.4	222.4	253.4
INTEREST EXPENSE, net	0.8	1.0	4.4	15.4
OTHER (INCOME) EXPENSE, net	(0.5)	—	(0.4)	3.0

Income from continuing operations before income taxes and cumulative effect of accounting change	34.1	60.4	218.4	235.0
(BENEFIT) PROVISION FOR INCOME TAXES	(7.0)	18.4	52.4	83.0

Income from continuing operations before cumulative effect of accounting change	41.1	42.0	166.0	152.0
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET	—	0.1	—	(0.1)

Income from continuing operations	41.1	41.9	166.0	152.1
DISCONTINUED OPERATIONS:
Loss from operations of discontinued operations	—	0.1	—	2.0
Income tax benefit	—	—	—	(0.5)
Loss on disposal of discontinued operations	—	—	—	0.1
Income tax benefit	—	—	—	(0.2)

Loss from discontinued operations	—	0.1	—	1.4

Net income	$41.1	$41.8	$166.0	$150.7

INCOME PER SHARE FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
Basic	$0.61	$0.60	$2.37	$2.37
Diluted	$0.58	$0.56	$2.26	$2.13

CUMULATIVE EFFECT OF ACCOUNTING CHANGE PER SHARE:
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—

INCOME PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.61	$0.60	$2.37	$2.37
Diluted	$0.58	$0.56	$2.26	$2.13

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$—	$(0.01)	$—	$(0.02)
Diluted	$—	$(0.01)	$—	$(0.02)

NET INCOME PER SHARE:
Basic	$0.61	$0.59	$2.37	$2.35
Diluted	$0.58	$0.55	$2.26	$2.11

AVERAGE SHARES OUTSTANDING:
Basic	67.4	70.3	69.9	64.2
Diluted	71.1	75.5	73.5	73.7

CASH DIVIDENDS DECLARED PER SHARE:	$0.13	$0.11	$0.46	$0.41

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months and Twelve Months Ended December 31, 2006 and 2005
(Unaudited, in millions)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net Sales
Residential Heating & Cooling	$393.9	$443.5	$1,848.4	$1,685.8
Commercial Heating & Cooling	189.8	162.4	723.2	651.7
Service Experts	161.3	165.9	654.1	641.4
Refrigeration	134.4	118.8	526.4	467.2
Eliminations (A)	(17.0)	(20.0)	(81.0)	(79.9)

	$862.4	$870.6	$3,671.1	$3,366.2

Segment Profit (Loss) (B)
Residential Heating & Cooling	$43.2	$53.0	$212.1	$206.9
Commercial Heating & Cooling	19.7	10.1	73.1	56.9
Service Experts	8.2	6.2	19.2	17.0
Refrigeration	11.9	13.5	52.3	44.4
Corporate and other	(33.6)	(32.4)	(101.5)	(103.1)
Eliminations (A)	0.5	0.2	0.8	0.2

	49.9	50.6	256.0	222.3

Reconciliation to income from continuing operations before income taxes:
(Gains), losses and other expenses, net.	1.7	(18.8)	(45.7)	(50.2)
Restructuring charges	0.1	—	13.3	2.4
Interest expense, net	0.8	1.0	4.4	15.4
Other (income) expense, net	(0.5)	—	(0.4)	3.0

	47.8	68.4	284.4	251.7

Less: Realized gains on settled futures contracts	13.7	8.0	66.0	16.7

	$34.1	$60.4	$218.4	$235.0

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	In the third quarter of 2006, the Company changed its definition of segment profit (loss) to include realized gains (losses) on settled futures contracts. Realized gains (losses) on settled futures contracts are a component of (gains), losses and other expenses, net in the accompanying Consolidated Statements of Operations. As a result of this change, the Company now defines segment profit (loss) as a segment’s income (loss) from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations; excluding (gains), losses and other expenses, net; restructuring charges; goodwill impairment; interest expense, net; and other (income) expense, net; less (plus) realized gains (losses) on settled futures contracts.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2006 and December 31, 2005
(In millions, except share and per share data)

	As of December 31,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$144.3	$213.5
Accounts and notes receivable, net	502.6	508.4
Inventories	305.5	242.4
Deferred income taxes	22.2	20.3
Other assets	43.8	62.6

Total current assets	1,018.4	1,047.2
PROPERTY, PLANT AND EQUIPMENT, net	288.2	255.7
GOODWILL	239.8	223.9
DEFERRED INCOME TAXES	104.3	71.9
OTHER ASSETS	69.1	138.9

TOTAL ASSETS	$1,719.8	$1,737.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$1.0	$1.2
Current maturities of long-term debt	11.4	11.3
Accounts payable	278.6	296.8
Accrued expenses	326.3	321.7
Income taxes payable	33.8	24.8
Liabilities held for sale	—	0.7

Total current liabilities	651.1	656.5

LONG-TERM DEBT	96.8	108.0
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	12.9	15.1
PENSIONS	49.6	80.8
OTHER LIABILITIES	105.0	82.8

Total liabilities	915.4	943.2

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 76,974,791 shares and 74,671,494 shares issued for 2006 and 2005, respectively	0.8	0.7
Additional paid-in capital	706.6	649.3
Retained earnings	312.5	191.0
Accumulated other comprehensive (loss) income	(5.1)	0.4
Treasury stock, at cost, 9,818,904 shares and 3,635,947 for 2006 and 2005, respectively	(210.4)	(47.0)

Total stockholders’ equity	804.4	794.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,719.8	$1,737.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of net income to adjusted income from continuing operations

	For the Three Months Ended December 31,
	2006	EPS	2005	EPS	2004	EPS
Net income, as reported	$41.1	$0.58	$41.8	$0.55	$6.3	$0.11
Loss from discontinued operations	—	—	0.1	0.01	12.8	0.18

Income from continuing operations	41.1	0.58	41.9	0.56	19.1	0.29
Goodwill impairment, net of income tax	—	—	—	—	(0.3)	—
(Gains), losses and other expenses, net of income tax[1]	1.1	0.02	(12.6)	(0.17)	—	—
Realized gains on settled futures contracts, net of income tax[1]	8.5	0.12	5.1	0.07	—	—
Revaluation of deferred tax asset valuation allowances	(3.8)	(0.06)	—	—	—	—
Release of income tax reserves related to prior years, net (excluding interest)	(14.3)	(0.20)	—	—	—	—

Adjusted income from continuing operations	$32.6	$0.46	$34.4	$0.46	$18.8	$0.29

[1]	(Gains), losses and other expenses, net include the following:

	For the Three Months Ended
	December 31, 2006
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(13.7)	$5.2	$(8.5)
Net change in unrealized losses on open futures contracts	15.6	(5.8)	9.8
Other items, net	(0.2)	—	(0.2)

(Gains), losses and other expenses, net	$1.7	$(0.6)	$1.1

	For the Three Months Ended
	December 31, 2005
	Pre-tax		After-tax
	Gain	Tax Provision	Gain
Realized gains on settled futures contracts	$(8.0)	$2.9	$(5.1)
Net change in unrealized gains on open futures contracts	(9.3)	3.3	(6.0)
Other items, net	(1.5)	—	(1.5)

(Gains), losses and other expenses, net	$(18.8)	$6.2	$(12.6)

	For the Twelve Months Ended December 31,
	2006	EPS	2005	EPS
Net income, as reported	$166.0	$2.26	$150.7	$2.11
Loss from discontinued operations	—	—	1.4	0.02

Income from continuing operations	166.0	2.26	152.1	2.13
(Gains), losses and other expenses, net of income tax[2]	(28.4)	(0.39)	(34.1)	(0.46)
Realized gains on settled futures contracts, net of income tax[2]	41.2	0.56	10.7	0.14
Restructuring charges, net of income tax	8.5	0.12	1.6	0.02
Reversal of valuation allowance on deferred tax assets, offset by other related charges	(8.9)	(0.12)	—	—
Revaluation of deferred tax asset valuation allowances	(3.8)	(0.05)	—	—
Release of income tax reserves related to prior years, net (excluding interest)	(14.3)	(0.20)	—	—

Adjusted income from continuing operations	$160.3	$2.18	$130.3	$1.83

[2]	(Gains), losses and other expenses, net include the following:

	For the Twelve Months Ended
	December 31, 2006
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(66.0)	$24.8	$(41.2)
Net change in unrealized losses on open futures contracts	20.8	(7.7)	13.1
Other items, net	(0.5)	0.2	(0.3)

(Gains), losses and other expenses, net	$(45.7)	$17.3	$(28.4)

	For the Twelve Months Ended
	December 31, 2005
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(16.7)	$6.0	$(10.7)
Net change in unrealized gains on open futures contracts	(23.3)	8.4	(14.9)
Gain on sale of LII’s 45% interest in its heat transfer joint venture to Outokumpu	(9.3)	2.3	(7.0)
Estimated on-going remediation costs in conjunction with the joint remediation agreement LII entered into with Outokumpu	2.2	(0.8)	1.4
Other items, net	(3.1)	0.2	(2.9)

(Gains), losses and other expenses, net	$(50.2)	$16.1	$(34.1)

Note: Management uses adjusted income from continuing operations, which is not defined by U.S. GAAP, to measure the Company’s operating performance and to analyze year-over-year changes in operating income with and without the effects of goodwill impairment, certain (gains), losses and other expenses, net, restructuring charges, the revaluation of deferred tax asset valuation allowances, the reversal of valuation allowance on deferred tax assets, offset by other related charges and the release of income tax reserves related to prior years, net (excluding interest). Management believes that excluding these effects is helpful in assessing the overall performance of the Company.

Free Cash Flow

	For the Three Months	For the Twelve
	Ended	Months Ended
	December 31, 2006	December 31, 2006
Net cash provided by operating activities	$115.0	$199.7
Purchase of property, plant and equipment	(24.0)	(73.8)

Free cash flow	$91.0	$125.9

Operational Working Capital — Continuing Operations

		December 31,		December 31,
		2006		2005
	December 31,	Trailing	December 31,	Trailing
	2006	12 Mo. Avg.	2005	12 Mo. Avg.
Accounts and Notes Receivable, Net	$502.6		$508.4
Allowance for Doubtful Accounts	16.7		16.7

Accounts and Notes Receivable, Gross	519.3	$565.9	525.1	$526.7

Inventories	305.5		242.4
Excess of current Cost Over Last-in, First-out	56.9		55.1

Inventories as Adjusted	362.4	397.4	297.5	323.3

Accounts Payable	(278.6)	(336.6)	(296.8)	(292.9)

Operating Working Capital (a)	603.1	626.7	525.8	557.1

Net Sales, Trailing Twelve Months (b)	3,671.1	3,671.1	3,366.2	3,366.2

Operational Working Capital Ratio (a/b)	16.4%	17.1%	15.6%	16.5%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SAB No. 108 Impact on Previously Reported Amounts
(Unaudited, in millions)
     During the fourth quarter of 2006, the Company adopted Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). In accordance with SAB No. 108, the Company increased net income for the second quarter of 2006 by approximately $4.3 million to reflect understatements in product warranty reserves caused by misstatements that occurred in prior years, primarily for products no longer in production. The resulting adjustments do not affect previously reported cash flows from operations and the impact on prior years’ results was concluded to be immaterial. Additionally, the resulting adjustments had no impact on the previously reported June 30, 2006 consolidated balance sheet. The adoption of SAB No. 108 had no impact on the previously reported amounts for three months ended March 31, 2006 and the three months ended September 30, 2006.
     The following provides the impact on previously reported amounts within the Company’s second quarter of 2006 related to the adoption of SFAS No. 108 (amounts in millions):

For the
Three Months and
Six Months Ended
June 30, 2006 and
for the Nine Months
Ended
September 30, 2006
Increase (Decrease)
Cost of goods sold	$(6.8)

Gross profit	6.8

Operational income	6.8

Income from operations before income taxes	6.8

Provision for income taxes	2.5

Net income	4.3

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Six Months Ended June 30, 2006 and the Nine Months Ended September 30, 2006
(Unaudited, in millions, except per share data)

	For the Three	For the Six	For the Nine
	Months Ended	Months Ended	Months Ended
	June 30,	June 30,	September 30,
	2006	2006	2006
	Adjusted	Adjusted	Adjusted
NET SALES	$1,002.0	$1,801.5	$2,808.7
COST OF GOODS SOLD	679.4	1,225.5	1,921.7

Gross Profit	322.6	576.0	887.0
OPERATING EXPENSES:
Selling, general and administrative expenses	253.5	485.7	740.7
(Gains), losses and other expenses, net	(27.2)	(45.3)	(47.3)
Restructuring charges	2.3	8.6	13.1
Equity in earnings of unconsolidated affiliates	(2.9)	(5.0)	(7.5)

Operational income	96.9	132.0	188.0
INTEREST EXPENSE, net	1.8	2.4	3.6
OTHER EXPENSE (INCOME), net	—	1.0	0.1

Income from operations before income taxes	95.1	128.6	184.3
PROVISION FOR INCOME TAXES	26.8	39.3	59.4

Net income	$68.3	$89.3	$124.9

NET INCOME PER SHARE:
Basic	$0.96	$1.25	$1.77
Diluted	$0.91	$1.18	$1.67

AVERAGE SHARES OUTSTANDING:
Basic	71.5	71.4	70.7
Diluted	75.2	75.4	74.6

CASH DIVIDENDS DECLARED PER SHARE	$0.11	$0.22	$0.33

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months and Six Months Ended June 30, 2006 and the Nine Months Ended September 30, 2006
(Unaudited, in millions)

	For the	For the
	Three	Six	For the
	Months	Months	Nine Months
	Ended	Ended	Ended
	June 30,	June 30,	September 30,
	2006	2006	2006
	Adjusted	Adjusted	Adjusted
Net Sales
Residential	$539.2	$955.6	$1,454.5
Commercial	181.1	314.0	533.4
Service Experts	177.8	318.8	492.8
Refrigeration	129.9	255.7	392.0
Eliminations (A)	(26.0)	(42.6)	(64.0)

	$1,002.0	$1,801.5	$2,808.7

Segment Profit (Loss) (B)
Residential	$73.1	$115.3	$168.9
Commercial	19.4	27.7	53.4
Service Experts	9.5	3.3	11.0
Refrigeration	14.3	26.4	40.4
Corporate and other	(21.0)	(45.1)	(67.9)
Eliminations (A)	(0.4)	(0.3)	0.3

	94.9	127.3	206.1

Reconciliation to income from operations before income taxes:
(Gains), losses and other expenses, net	(27.2)	(45.3)	(47.3)
Restructuring charges	2.3	8.6	13.1
Interest expense, net	1.8	2.4	3.6
Other expense (income), net	—	1.0	0.1

	118.0	160.6	236.6

Less: Realized gains on settled futures contracts	22.9	32.0	52.3

	$95.1	$128.6	$184.3

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit (loss) as a segment’s income (loss) from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations; excluding (gains), losses and other expenses, net; restructuring charges; goodwill impairment; interest expense, net; and other (income) expense, net; less (plus) realized gains (losses) on settled futures contracts.

     There was no impact on the Company’s Consolidated Balance Sheets as of June 30, 2006 and September 30, 2006 due to SAB No. 108 adjustments. The following table shows the effects of SAB No. 108 on Retained Earnings (unaudited, in millions):

	June 30,	September 30,
	2006	2006
Retained earnings, as previously reported	$260.3	$288.3
Change in net income	4.3	4.3
SAB No. 108 cumulative effect	(4.3)	(4.3)

Retained earnings, adjusted	$260.3	$288.3